SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

     References in this Report to “we,” “us,” “our,” "General Finance" or the “Company” refer to General Finance Corporation, a Delaware corporation (the “Company”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation (“GFNNA”), GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”), Pac-Van, Inc., an Indiana corporation ("Pac-Van"), GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and RWA Holdings Pty Limited, an Australian corporation (“RWA”). RWA and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

TABLE OF CONTENTS

		Page

Item 1.01	Entry Into a Material Definitive Agreement	3

EXHIBIT 10.1		7

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Second Amendment to Shareholders Agreement

On September 21, 2009, GFN, GFN U.S. and Bison Capital Australia, L.P. (“Bison”) entered into that certain Second Amendment to Shareholders Agreement (the “Second Amendment”).

The Second Amendment provides, among other things, that Bison may not require that GFN repurchase the common stock of GFN U.S. owned by Bison which constitutes 13.8% of the outstanding capital stock of GFN U.S. (the “Bison Shares”) until after July 1, 2011 and that the minimum purchase price for the Bison Shares will be increased from $8.278 million to $12.85 million.

The foregoing description of the Second Amendment is qualified in its entirety by the Second Amendment, which is attached hereto as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1	Second Amendment to Shareholders Agreement dated September 21, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: September 24, 2009	By:	/s/ Christopher A. Wilson
General Counsel, Vice President & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1           Second Amendment to Shareholders Agreement dated September 21, 2009

6